Regency Energy Partners Announces New Independent Director

DALLAS, March 13, 2008 – Regency Energy Partners LP (Nasdaq: RGNC) today announced the addition of Rodney L. Gray as a new independent director to its governing board.  Gray, chief financial officer of Colonial Pipeline, has been elected as director of Regency GP LLC, Regency’s managing general partner.

“Rod has extensive capital market and corporate finance experience, and is knowledgeable as to the master limited partnership structure of energy companies,” said James W. Hunt, chairman, president and chief executive officer of Regency.  “Rod’s veteran leadership and specific pipeline experience will strengthen our board.”

Gray has 33 years of experience in management, energy and finance.  Currently, Gray is chief financial officer of Colonial Pipeline, which operates a pipeline system for refined petroleum products throughout the southern and eastern United States.  He has also served as chief financial officer for Petrocosm Corp., a provider of Internet-based procurement services to the oil and gas industry.

Prior to Colonial Pipeline, Gray independently provided funds and management assistance to early-stage business ventures, and held executive management positions at Enron Corporation and Transco Energy Company.

Gray will replace Otis Winters, who, as previously announced, intended to resign as a director after Regency filed its annual report on form 10-K for 2007.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids.  Regency’s general partner is owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE).  For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

This press release may contain forward-looking statements as defined under the federal securities laws regarding Regency Energy Partners (“Partnership”), including projections, estimates, forecasts, plans and objectives. These statements are based on management's current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include, but are not limited to, changes in laws and regulations impacting the natural gas gathering, processing and transporting industry, the level of creditworthiness of the Partnership's counterparties, the Partnership's ability to access the debt and equity markets, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership's transactions, changes in commodity prices, interest rates and demand for the Partnership's services, expectations about (and the demand for) the natural gas compression business, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited and is subject to change.

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CONTACT:

Investor Relations:
Shannon Ming
Vice President, Investor Relations and Communications
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com

Media Relations:
Elizabeth Browne Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com